Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
February 2, 2012	904-398-9400

LANDSTAR SYSTEM REPORTS 22 PERCENT INCREASE IN

FOURTH QUARTER REVENUE AND 40 PERCENT INCREASE IN DILUTED

EARNINGS PER SHARE TO $0.70

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported revenue of $717.5 million in the fourteen-week 2011 fourth quarter compared to $587.5 million in the 2010 thirteen-week fourth quarter. The Company also reported earnings of $0.70 per diluted share, from net income of $32.6 million, compared to net income of $24.1 million, or $0.50 per diluted share, for the 2010 fourth quarter. Diluted earnings per share in the 2011 fourth quarter equals the highest quarterly diluted earnings per share in Landstar history. Further, operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 45.0 percent in the 2011 fourth quarter compared to 36.4 percent in the 2010 fourth quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2011 fourth quarter was $659.3 million, or 92 percent of revenue, compared to $537.6 million, or 91 percent of revenue, in the 2010 fourth quarter. In the 2011 and 2010 fourth quarters, the Company invoiced customers $76.1 million and $51.1 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2011 and 2010 fourth quarters were $30.0 million and $17.6 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Revenue hauled by rail, air and ocean cargo carriers was $44.2 million, or 6 percent of revenue, in the 2011 fourth

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quarter compared to $36.7 million, or 6 percent of revenue, in the 2010 fourth quarter. Transportation management fee revenue generated by the supply chain solutions companies was $5.1 million and $4.4 million in the 2011 and 2010 fourth quarters, respectively.

Return on average shareholder’s equity was 41 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 29 percent for fiscal year 2011. During 2011, the Company purchased 1,206,000 shares of its common stock under its authorized share purchase programs at a total cost of $50,450,000. Under the Company’s authorized share purchase program, the Company currently has a total of 517,000 shares of its common stock available for purchase. Landstar also announced that its Board of Directors has declared a quarterly dividend of $0.055 per share. The dividend is payable on March 16, 2012 to stockholders of record at the close of business on February 20, 2012. It is the intention of the Board of Directors to continue to pay a quarterly dividend.

“I am extremely pleased with Landstar’s 2011 fourth quarter and full year performance,” said Landstar’s Chairman, President and CEO, Henry Gerkens. “Revenue in the 2011 fourth quarter increased 22 percent over the 2010 fourth quarter. I estimate that the extra week in the 2011 fourth quarter contributed approximately $25 to $30 million in additional revenue. Revenue growth was driven by continued strength in revenue per load and a significant increase in volumes over the prior year fourth quarter. Gross profit and operating income in the 2011 fourth quarter increased 15 percent and 42 percent, respectively, over the 2010 fourth quarter, resulting in operating margin expansion from 36.4 percent in the 2010 fourth quarter to 45.0 percent in the 2011 fourth quarter. Diluted earnings per share increased 40 percent over the 2010 fourth quarter to $0.70.”

Gerkens continued, “2011 was a very strong year. Landstar completed fiscal year 2011 with record annual revenue of $2,649.1 million compared to $2,400.2 million for the 2010 fiscal year and record annual diluted earnings per share of $2.38 compared to $1.77 for the 2010 fiscal year. On a full year basis, operating margin was 42.4 percent for the 2011 fiscal year compared to 35.5 percent for the 2010 fiscal year. I expect that strength to continue into 2012. As to the 2012 first quarter, revenue in the first quarter of the year has historically been seasonally lower than any other quarter of the year

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and, as a result, operating margin in the first quarter of the year is also generally lower than any other quarter of the year. We expect we will experience that seasonal impact in the 2012 first quarter, as well. Revenue per load continues to remain strong into the first several weeks of January and volume remains strong compared to the first several weeks of January 2011. Based on current trends and assuming those trends continue throughout 2012, I anticipate diluted earnings per share to be within a range of $0.51 to $0.56 for the 2012 first quarter and within a range of $2.62 to $2.82 for fiscal year 2012.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2011 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2010 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010

Revenue	$2,649,082	$2,400,170	$717,522	$587,535
Investment income	1,705	1,558	411	489
Costs and expenses:
Purchased transportation	2,007,102	1,824,308	547,442	442,353
Commissions to agents	210,088	181,405	56,923	46,710
Other operating costs	28,865	28,826	6,815	6,874
Insurance and claims	42,766	49,334	8,670	11,725
Selling, general and administrative	152,907	153,080	40,655	38,194
Depreciation and amortization	25,814	24,804	6,478	6,360

Total costs and expenses	2,467,542	2,261,757	666,983	552,216

Operating income	183,245	139,971	50,950	35,808
Interest and debt expense	3,112	3,623	772	924

Income before income taxes	180,133	136,348	50,178	34,884
Income taxes	67,188	49,766	17,546	11,005

Net income	112,945	86,582	32,632	23,879
Less: Net loss attributable to noncontrolling interest	(62)	(932)	—	(220)

Net income attributable to Landstar System, Inc. and subsidiary	$113,007	$87,514	$32,632	$24,099

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$2.38	$1.77	$0.70	$0.50

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$2.38	$1.77	$0.70	$0.50

Average number of shares outstanding:
Earnings per common share	47,444,000	49,523,000	46,812,000	48,327,000

Diluted earnings per share	47,524,000	49,580,000	46,939,000	48,358,000

Dividends paid per common share	$0.210	$0.190	$0.055	$0.050

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Dec. 31,	Dec. 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$80,900	$44,706
Short-term investments	27,944	23,266
Trade accounts receivable, less allowance of $6,591 and $5,324	368,377	307,350
Other receivables, including advances to independent contractors, less allowance of $5,384 and $5,511	53,263	23,943
Deferred income taxes and other current assets	21,308	21,652

Total current assets	551,792	420,917

Operating property, less accumulated depreciation and amortization of $145,804 and $137,830	142,146	132,649
Goodwill	57,470	57,470
Other assets	57,041	72,846

Total assets	$808,449	$683,882

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$25,905	$24,877
Accounts payable	163,307	137,297
Current maturities of long-term debt	17,212	22,172
Insurance claims	76,624	40,215
Other current liabilities	48,065	53,785

Total current liabilities	331,113	278,346

Long-term debt, excluding current maturities	115,130	99,439
Insurance claims	27,494	31,468
Deferred income taxes	34,135	23,662
Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,602,486 and 66,535,169 shares	666	665
Additional paid-in capital	165,712	169,268
Retained earnings	947,156	844,132
Cost of 19,882,289 and 18,674,902 shares of common stock in treasury	(813,684)	(763,182)
Accumulated other comprehensive income	727	881

Total Landstar System, Inc. and subsidiary shareholders’ equity	300,577	251,764

Noncontrolling interest	—	(797)

Total equity	300,577	250,967

Total liabilities and equity	$808,449	$683,882

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010

Revenue generated through (in thousands):
Business Capacity Owners (1)	$1,374,664	$1,289,395	$353,808	$323,174
Truck Brokerage Carriers	1,052,605	919,605	305,483	214,416
Rail intermodal	75,979	70,299	21,988	18,459
Ocean cargo carriers	52,744	46,064	14,011	12,019
Air cargo carriers	37,680	20,104	8,152	6,251
Other (2)	55,410	54,703	14,080	13,216

	$2,649,082	$2,400,170	$717,522	$587,535

Number of loads:
Business Capacity Owners (1)	808,210	821,330	206,220	197,060
Truck Brokerage Carriers	613,790	591,810	171,860	135,400
Rail intermodal	31,370	31,070	8,620	7,950
Ocean cargo carriers	8,490	6,830	2,450	1,900
Air cargo carriers	7,950	6,880	1,840	2,010

	1,469,810	1,457,920	390,990	344,320

Revenue per load:
Business Capacity Owners (1)	$1,701	$1,570	$1,716	$1,640
Truck Brokerage Carriers	1,715	1,554	1,778	1,584
Rail intermodal	2,422	2,263	2,551	2,322
Ocean cargo carriers	6,212	6,744	5,719	6,326
Air cargo carriers	4,740	2,922	4,430	3,110

			December 31, 2011	December 25, 2010

Truck Capacity Providers
Business Capacity Owners (1) (3)			7,871	7,865

Truck Brokerage Carriers:
Approved and active (4)			19,223	18,049
Approved			9,272	9,938

			28,495	27,987

Total available truck capacity providers			36,366	35,852

Million Dollar Agents (5)			504	468

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,371 and 8,452 at December 31, 2011 and December 25, 2010, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.
(5)	Independent commission sales agents who on an annual basis generate $1 million or more of Landstar revenue.